EXHIBIT 10.267


             AMENDMENT NUMBER 3 TO RECEIVABLES PURCHASE AGREEMENT

                    THIS AMENDMENT NUMBER 3, dated as of February 1, 2001 (as amended, restated or otherwise modified from time to time, the "Amendment") to the RECEIVABLES PURCHASE AGREEMENT, dated as of December 11, 1998 (the "Agreement"), is between and among CROMPTON CORPORATION (as successor by merger to Crompton & Knowles Corporation), as the Initial Collection Agent, UNIROYAL CHEMICAL COMPANY, INC., UNIROYAL CHEMICAL EXPORT LTD., DAVIS STANDARD CORPORATION, PARATEC ELASTOMERS LLC and CROMPTON CORPORATION (each a "Seller" and collectively, the "Sellers"), CROMPTON & KNOWLES RECEIVABLES CORPORATION, a Delaware corporation ("Buyer"), CROMPTON & KNOWLES COLORS, INCORPORATED, a Delaware corporation ("Colors") and ABN AMRO BANK N.V. (the "Agent").

                            W I T N E S S E T H:

                    WHEREAS, the Sellers and the Buyer have previously entered into the Agreement pursuant to which the Sellers agreed to sell to Buyer, and Buyer agreed to buy from each of the Sellers, all of the Receivables and Related Assets generated by each such Seller;

                    WHEREAS, pursuant to the Agreement, Buyer has transferred to ABN AMRO Bank N.V. as agent for Windmill Funding Corporation and the Committed Purchasers all of Buyer's right, title and interest in and to the Agreement, including, without limitation, interests in the Receivables sold to Buyer pursuant thereto;

                    WHEREAS, the parties hereto desire to add Colors as a Seller under the Agreement effective as of March 1, 2001.

                    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Defined Terms. Unless otherwise amended by the terms of this Agreement, terms used in this Amendment shall have the meanings assigned in the Agreement.

     Section 2.  Amendments to Agreement.

          (a) As contemplated by Section 10.1 of the Agreement, each of the parties hereto agrees that effective as of March 1, 2001 (the "Effective Date"), Colors agrees to sell, transfer, assign, set over and otherwise convey to Buyer, and Buyer agrees to purchase from Colors, all Receivables and other Related Purchased Assets originated by Colors.

          (b) From and after the Effective Date, the term "Seller" shall be amended to include both of Colors. In addition, from and after the Effective Date, Colors hereby agrees to be bound by all of the terms and conditions applicable to a Seller contained in the Agreement and the other Transaction Documents.

          (c) In connection with the execution of this Amendment, Colors and the Buyer agree to deliver each of the documents set forth in Section 4.1 of the Receivables Purchase Agreement, to the extent that such documents are applicable.
          (d) In connection with the execution and delivery of this Amendment, Colors hereby makes, with respect to itself, the representations and warranties set forth in Section 5.1 of the Agreement. The chief executive office of Colors is located at Rd #4 Box 2 Birdsboro, Pennsylvania 19508 with a mailing address at 500 Pear Street, Reading, Pennsylvania 19603 and has not been located anywhere else since January 1, 2000. Colors has no trade names and has not conducted business under any other name since January, 1995.

          (e)     The automatic termination provisions of paragraph (a) of
Section 8.2 of the Agreement is amended to read as follows:

          "The agreement of Buyer to purchase Receivables from a Seller hereunder shall terminate automatically upon (i) the first date on which an event specified in the definition of Bankruptcy Event occurs as a result of a case or proceeding being filed against such Seller, (ii) the first date on which Crompton Corporation fails to own and control, directly or indirectly,
(A) in the case of Paratec, less than fifty-one percent (51%) of the voting interest of such entity, or (B) in the case of all other Sellers not covered by clause (A), one hundred percent (100%) of the outstanding voting stock of such entity, (iii) the occurrence of a Termination Event, as defined in the Receivables Sale Agreement as in effect on the Closing Date, or (iv) in the case of Paratec, upon not less than five Business Days prior written notice from the Buyer of its election not to continue to purchase Receivables from Paratec. The termination referred to in clauses (i), (ii) and (iv) of the preceding sentence shall apply only to the relevant Seller and the termination referred to in clause (iii) shall apply to all Sellers."

          SECTION 3. Effectiveness of Agreement. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

          SECTION 4. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement.

          SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                         [Signatures Follow]

     IN WITNESS WHEREOF, the Initial Collection Agent, the Sellers, Colors, the Buyer and the Agent have caused this Amendment Number 3 to the Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CROMPTON CORPORATION
                                       (successor-in-interest to CK Witco),
                                       as Initial Collection Agent


                                       By:
                                       Title:


                                       UNIROYAL CHEMICAL COMPANY, INC., as
                                       Seller

                                       By:
                                       Title:


                                       UNIROYAL CHEMICAL EXPORT LTD., as
                                       Seller


                                       By:
                                       Title:


                                       DAVIS STANDARD CORPORATION, as Seller


                                       By:
                                       Title:


                                       PARATEC ELASTOMERS LLC, as Seller


                                       By:
                                       Title:


                                       Address:         Benson Road
                                                        Middlebury, CT  06749


                                       CROMPTON & KNOWLES RECEIVABLES
                                       CORPORATION, as the Buyer

                                       By:
                                       Title:


                                       ABN AMRO BANK N.V., as Agent

                                       By:
                                       Title:


                                       CROMPTON CORPORATION, as Seller
                                       By:
                                       Title:
                                       Address:         Benson Road
                                                        Middlebury, CT  06749


                                       CROMPTON & KNOWLES COLORS,
                                       INCORPORATED, as Seller

                                       By:
                                       Title:
                                       Address:         500 Pear Street
                                                        Reading, PA  19603